UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2006
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition
On May 9, 2006, Diamond issued a press release announcing that it has completed its acquisition of certain assets from Harmony Food Corporation and providing preliminary results for its fiscal third quarter ended April 30, 2006 and forward-looking guidance for its full fiscal year 2006. A copy of the press release is attached to this report as Exhibit 99.01.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 7.01   Regulation FD Disclosure
On May 9, 2006, Diamond issued a press release announcing that it has completed its acquisition of certain assets from Harmony Food Corporation and providing preliminary results for its fiscal third quarter ended April 30, 2006 and forward-looking guidance for its full fiscal year 2006. A copy of the press release is attached to this report as Exhibit 99.01.
The assets acquired include property, plant and equipment located in Fishers, Indiana, accounts receivable, inventories, and goodwill and other intangible assets. The purchase price for the acquired assets was $18 million cash and assumption of certain liabilities. Diamond also announced that in connection with the acquisition it will close its Lemont, Illinois facility and move operations of that facility to its new Fishers, Indiana facility.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 9.01.   Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.01	Diamond Foods, Inc. Press Release dated May 9, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: May 9, 2006	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.01	Diamond Foods, Inc. Press Release dated May 9, 2006

4